SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 3, 2011

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On February 3, 2011, Tri-Valley Corporation entered into a Sales Agreement with C. K. Cooper & Company, Inc. (“CKCC”), under which the Company may issue and sell shares of its Common Stock for consideration of up to $3,000,000, from time to time in an at the market equity offering program with CKCC acting as the Company’s agent.

Sales of the Common Stock if any, under the program will depend upon market conditions and other factors to be determined by the Company and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE Amex, on any other existing trading market for the Common Stock or to or through a market maker.  The Company has no obligation to sell any common shares in the program and may at any time suspend solicitation and offers under the program or terminate the program. The Company will pay CKCC a commission equal to 5.0% of the gross sales price of any such shares sold, through it as agent, as set forth in the Sales Agreement.  The Company has also agreed to reimburse CKCC for certain expenses incurred in connection with entering into the Agreement and has provided CKCC with customary indemnification rights.

The Company anticipates that, assuming the maximum amount of $3,000,000 is sold pursuant to the Sales Agreement, the proceeds will be used as follows:

•	Approximately $2,000,000 to continue its development operations on its Claflin property;
•	Approximately $810,000 would be used for working capital; and
•	Approximately $190,000 will be used for payment of sales commissions and offering expenses.

The offering of shares pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of all shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement by the Company or CKCC.

Any offering of the Common Stock will be made pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission and declared effective by the SEC (file no. 333-163442) on March 16, 2010, and the Prospectus Supplement dated February 3, 2011, describing the offering.

The Sales Agreement is in addition to a prior sales agreement between the Company and CKCC dated October 22, 2010, for sales of up to $3,000,000 of common stock in a similar at the market offering, which prior offering is described in more detail in a Prospectus Supplement dated October 22, 2010.  The total amount of common stock to be offered under both agreements is $6,000,000.  The February 3, 2011, Sales Agreement has been attached as an Exhibit to this Report to provide information regarding its terms, and is qualified in its entirety by reference to such Exhibit. It is not intended to provide any other factual information about the Company.   A copy of the opinion of Strasburger & Price, LLP, relating to the legality of the Common Stock is filed as Exhibit 5.1 hereto, and is incorporated herein by reference.  The foregoing description of the offering by the Company and the documents related thereto is qualified in its entirety by reference to such exhibits.  Issuance of common stock under the Sales Agreement is subject to NYSE Amex, LLC, approval.

Section 9 --                      Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit     5.1       Opinion of Strasburger & Price, LLP
Exhibit   10.1       Sales Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2011	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer